Exhibit 21.1

Subsidiaries of the Registrant

Subsidiary	State of Incorporation/Formation

Innovative Industrial Properties, Inc.	Maryland
IIP Operating Partnership, LP	Delaware
Innovative Industrial Properties, LLC	Delaware
IIPR, Inc.	Maryland
IIP-AZ 1 LLC	Delaware
IIP-CA 1 LP	Delaware
IIP-CA 2 LP	Delaware
IIP-CA 3 LP	Delaware
IIP-CA 4 LP	Delaware
IIP-CA 5 LP	Delaware
IIP-GP LLC	Delaware
IIP-IL 1 LLC	Delaware
IIP-MA 1 LLC	Delaware
IIP-MA 2 LLC	Delaware
IIP-MA 3 LLC	Delaware
IIP-MD 1 LLC	Delaware
IIP-MI 1 LLC	Delaware
IIP-MI 2 LLC	Delaware
IIP-MI 3 LLC	Delaware
IIP-MN 1 LLC	Delaware
IIP-NV 1 LLC	Delaware
IIP-NY 1 LLC	Delaware
IIP-NY 2 LLC	Delaware
IIP-OH 1 LLC	Delaware
IIP-OH 2 LLC	Delaware
IIP-PA 1 LLC	Delaware
IIP-PA 2 LLC	Delaware
IIP-PA 3 LLC	Delaware
IIP-PA 4 LLC	Delaware